UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant  ☒                             Filed by a Party Other than the Registrant  ☐

Check the Appropriate Box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12.

National Oilwell Varco, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

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	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EXPLANATORY NOTE

This proxy statement supplement, dated May 13, 2020, supplements the definitive proxy statement (the “Proxy Statement”) of National Oilwell Varco, Inc. (the “Company”) filed with the Securities and Exchange Commission on April 9, 2020, relating to the Company’s Annual Meeting of Stockholders to be held at 10:00 a.m. local time on Wednesday, May 20, 2020 at the Company’s corporate headquarters located at 7909 Parkwood Circle Drive, Houston, Texas 77036 (the “Annual Meeting”).

Since publishing the Proxy Statement, the Company has continued to monitor the situation with regards to the novel Coronavirus (“COVID-19”) pandemic. The health and safety of our employees, directors, shareholders, and the communities in which we operate remain our priority. While the Company still intends to conduct the Annual Meeting in person, any stockholders electing to attend the Annual Meeting in person will be subject additional procedures and limitations in recognition of COVID-19, and federal, state, and local guidelines and restrictions related thereto.

Upon arrival, attendees will be screened prior to admission to the Annual Meeting and will be required to answer questions concerning recent travel, potential exposure to confirmed cases of COVID-19, experiencing respiratory illness symptoms and related questions. Any individual who refuses to complete or who responds affirmatively to any screening question, will be denied entry into the Annual Meeting. All meeting attendees must have their temperature taken before entering the meeting room. If an attendee’s temperature is above 100.4°F, they will be denied entry into the Annual Meeting. The number of attendees permitted entry to the Annual Meeting will be limited to ensure appropriate social distancing. As a result, only the first twenty-two stockholders will be permitted to attend the meeting. An annex with live video streaming of the Annual Meeting will be available for any overflow. All meeting attendees will be required to maintain at least six feet of distance between themselves and other people. Seating in the meeting room will be spaced accordingly. All meeting attendees will be encouraged to wear face coverings while on the premises and are required to do so if they cannot maintain proper social distancing (i.e., at least six feet of distance between themselves and other people). Face coverings will be available in the lobby, or attendees are welcome to wear one brought from home. Any individual who refuses to comply with the foregoing procedures will be asked to leave the premises for the protection of the other attendees.

Due to these recent developments, stockholders are strongly advised, both for their own well-being and to reduce the risk of aiding the spread of COVID-19, to vote their shares prior to the Annual Meeting and not to attend the Annual Meeting in person, if at all possible. Further details on how to vote by internet, by telephone, or by mail are set out in the Proxy Statement.

This supplement should be read in conjunction with the Proxy Statement. From and after the date of this supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.